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                                                                    Exhibit 24.2
                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Rajeev Madhavan, Robert Sheffield and Elizabeth Roemer, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 of Magma Design Automation, Inc. (Registration No. 333-60838) (the "Registration Statement"), and any registration statement relating to the offering covered by such Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney has been signed below by the following person in the capacities and on the dates indicated.

         Dated:  08/07/01
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                                          /s/ Roy E. Jewell
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                                                     Roy E. Jewell
                                                        Director